SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-12


                               CEL-SCI CORPORATION
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
                        -------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ----------------------------------------------------------------

                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD June 22, 2015

To the Shareholders:

      Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation ("CEL-SCI") will be held at 4820-C Seton Drive, Baltimore, MD 2015, on June 22, 2015 at 10:30 a.m. local time, for the following purposes:

(1) to elect the directors who shall constitute CEL-SCI's Board of Directors for the ensuing year;

(2) to approve the adoption of CEL-SCI's 2015 Non-Qualified Stock Option Plan which provides that up to 2,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Non-Qualified Stock Option Plan;

(3) to approve the adoption of CEL-SCI's 2015 Stock Bonus Plan which provides that up to 2,000,000 shares of common stock may be issued to persons granted stock bonuses pursuant to the Stock Bonus Plan;

(4) to approve the adoption of CEL-SCI's 2015 Stock Compensation Plan which provides for the issuance of up to 2,000,000 restricted shares of common stock to CEL-SCI's directors, officers, employees and consultants for services provided to CEL-SCI;

(5)      to approve a proposal to extend our Shareholder Rights Plan;

(6) to ratify the appointment of BDO USA, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2015;

    to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     April 14, 2015 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of April 14, 2015 there were 91,574,131 outstanding shares of CEL-SCI's common stock.

                                       CEL-SCI CORPORATION


April 21, 2015                         Geert R. Kersten,
                                       Chief Executive Officer

The Board of Directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please vote promptly.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 22, 2015. This Proxy Statement and our Form 10-K are available at: www.irdirect.net/cvm/sec_filings/


--------------------------------------------------------------------------------
      If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

                                 ADVANTAGE PROXY
                  (877) 870-8565 (toll free) or (206) 870-8565
                   Or by email at: ksmith@advantageproxy.com
--------------------------------------------------------------------------------





     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD, AND SIGN, DATE AND RETURN THE PROXY CARD, OR VOTE VIA THE INTERNET OR BY
                                    TELEPHONE

                    TO SAVE THE COST OF FURTHER SOLICITATION,
                              PLEASE VOTE PROMPTLY

                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                                 PROXY STATEMENT


    The accompanying proxy is solicited by CEL-SCI's directors for voting at the annual meeting of shareholders to be held on June 22, 2015, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to CEL-SCI at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was posted on the CEL-SCI's website on or about April 22, 2015.

    There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy is required to elect directors. Cumulative voting in the election of directors is not permitted. The other proposals to come before the meeting will be adopted if votes cast in favor of the proposal exceed the votes cast against the proposal.

    Shares of CEL-SCI's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

    The following table lists, as of April 14, 2015, information with respect to the only persons owning beneficially 5% or more of CEL-SCI's outstanding common stock and the number and percentage of outstanding shares owned by each director and officer of CEL-SCI and by the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

Name and Address                 Number of Shares (1)    Percent of Class
----------------                 --------------------    ----------------

Maximilian de Clara                    740,115                0.8
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland

Geert R. Kersten                    10,100,433 (2)           10.9
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Patricia B. Prichep                  3,689,242                4.0
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Eyal Talor, Ph.D.                    3,557,488                3.9
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Daniel H. Zimmerman, Ph.D.             330,635                0.4
8229 Boone Blvd., Suite 802
Vienna, VA  22182

John Cipriano                        1,718,100                1.9
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Alexander G. Esterhazy                 294,549                0.3
20 Chemin du Pre-Poiset
CH- 1253 Vandoeuvres
Geneve, Switzerland

Peter R. Young, Ph.D.                  311,943                0.3
208  Hewitt   Drive,   Suite
103-143
Waco, TX 76712

All Officers and Directors          20,742,505               21.7
as a Group (8 persons)


(1) Includes shares issuable prior to August 31, 2015 upon the exercise of options or warrants granted to the following persons:

                                 Options or Warrants
                                      Exercisable
Name                            Prior to August 31, 2015
-----                           ------------------------

Maximilian de Clara                    714,992
Geert R. Kersten, Esq.               1,305,775(3)
Patricia B. Prichep                    467,010
Eyal Talor, Ph.D.                      387,052
Daniel Zimmerman, Ph.D.                262,567
John Cipriano                          118,100
Alexander G. Esterhazy                 271,233
Peter R. Young, Ph.D.                  282,167(3)

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's children and securities held in a separate trust, for which Mr. Kersten is the trustee and a beneficiary.

(3) Amount includes shares issuable upon the exercise of Series S warrants which were purchased in the open market.

OFFICERS AND DIRECTORS

      Information concerning CEL-SCI's officers and directors, as well as Bruno Baillavoine, who is a nominee to the board of directors, follows:

Name                      Age    Position                      Committees
------                    ---    --------                      ----------

Maximilian de Clara        85   Director and President
Geert R. Kersten, Esq.     56   Director, Chief Executive
                                 Officer and Treasurer
Patricia B. Prichep        63   Senior Vice President
                                 of Operations and
                                 Corporate Secretary
Eyal Talor, Ph.D.          58   Chief Scientific
                                 Officer
Daniel H. Zimmerman, Ph.D. 73   Senior Vice President
                                 of Research, Cellular
                                 Immunology
John Cipriano              72   Senior Vice President
                                 of Regulatory Affairs
Alexander G. Esterhazy     73   Director, Independent       Audit, Compensation,
                                                             and Nominating
Peter R. Young, Ph.D. (1)  70   Director, Independent       Audit, Compensation,
                                                             and Nominating
Bruno Baillavoine          62   Nominee to the board
                                 of directors


(1) Dr. Young is the chairman of the Audit, Compensation and Nominating committees.


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

      The directors of CEL-SCI serve in such capacity until the next annual meeting of CEL-SCI's shareholders and until their successors have been duly elected and qualified. The officers of CEL-SCI serve at the discretion of CEL-SCI's directors. CEL-SCI's officers devote substantially all of their time to CEL-SCI's business.

      Mr. Maximilian de Clara, by virtue of his position as an officer and director of CEL-SCI, may be deemed to be the "parent" and "founder" of CEL-SCI as those terms are defined under applicable rules and regulations of the SEC.

      Maximilian de Clara has been a Director of CEL-SCI since its inception in March l983, and has been President of CEL-SCI since July l983. Prior to his affiliation with CEL-SCI, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society. Based on Mr. de Clara's background and more than 30 years of experience serving as the President of CEL-SCI, CEL-SCI believes that he has the expertise necessary to continue to serve on CEL-SCI's board of directors.

      Geert Kersten has served in his current leadership role at CEL-SCI since 1995. Mr. Kersten has been with CEL-SCI from the early days of its inception since 1987. He has been involved in the pioneering field of cancer immunotherapy for over two decades and has successfully steered CEL-SCI through many challenging cycles in the biotechnology industry. Mr. Kersten also provides CEL-SCI with significant expertise in the fields of finance and law and has a unique vision of how CEL-SCI's Multikine product could potentially change the way cancer is treated. Prior to CEL-SCI, Mr. Kersten worked at the law firm of Finley & Kumble and worked at Source Capital, an investment banking firm located in McLean, VA. He is a native of Germany, graduated from Millfield School in England, and completed his studies in the US. Mr. Kersten received his Undergraduate Degree in Accounting and an M.B.A. from George Washington University, and a law degree (J.D.) from American University in Washington, DC. Mr. Kersten's experience overseeing the financing and research and development of CEL-SCI for over 25 years qualifies him to continue to serve on CEL-SCI's board of directors. Mr. Kersten is also the inventor of a patent on the potential use of Multikine in managing cholesterol.

     Patricia B. Prichep joined CEL-SCI in 1992 and has been CEL-SCI's Senior Vice President of Operations since March 1994. Between December 1992 and March 1994, Ms. Prichep was CEL-SCI's Director of Operations. Ms. Prichep became CEL-SCI's Corporate Secretary in May 2000. She is responsible for all day-to-day operations of CEL-SCI, including human resources and is the liaison with CEL-SCI's independent registered public accounting firm for financial reporting. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. She was responsible for the internal auditing and work flow analysis of operations. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for


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

Source Capital, Ltd. She handled all operations and compliance for Source Capital and was licensed as a securities broker. Ms. Prichep received her B.A. from the University of Bridgeport in Connecticut.

      Eyal Talor, Ph.D. joined CEL-SCI in October 1993. In October 2009, Dr. Talor was promoted to Chief Scientific Officer. Between this promotion and March of 1994 he was the Senior Vice President of Research and Manufacturing. He is a clinical immunologist with over 19 years of hands-on management of clinical research and drug development for immunotherapy application (pre-clinical to Phase III), in the biopharmaceutical industry. His expertise includes; biopharmaceutical R&D and Biologics product development, GMP (Good Manufacturing Practices) manufacture, Quality Control testing, and the design and building of GMP manufacturing and testing facilities. He served as Director of Clinical Laboratories (certified by the State of Maryland) and has experience in the design of clinical trials (Phase I - III) and GCP (Good Clinical Practices) requirements. He also has broad experience in the different aspects of biological assay development, analytical methods validation, raw material specifications, and QC (Quality Control) tests development under FDA/GMP, USP, and ICH guidelines. He has extensive experience in the preparation of documentation for IND and other regulatory submissions. His scientific area of expertise encompasses immune response assessment. He is the author of over 25 publications and has published a number of reviews on immune regulations in relation to clinical immunology. Before coming to CEL-SCI, he was Director of R&D and Clinical Development at CBL, Inc., Principal Scientist - Project Director, and Clinical Laboratory Director at SRA Technologies, Inc. Prior to that he was a full time faculty member at The Johns Hopkins University, Medical Intuitions; School of Public Health. He has invented technologies which are covered by two US patents; one on Multikine's composition of matter and method of use in cancer, and one on a platform Peptide technology (`Adapt') for the treatment of autoimmune diseases, asthma, allergy, and transplantation rejection. He also is responsible for numerous product and process inventions as well as a number of pending US and PCT patent applications. He received his Ph.D. in Microbiology and Immunology from the University of Ottawa, Ottawa, Ontario, Canada, and had post-doctoral training in clinical and cellular immunology at The John Hopkins University, Baltimore, Maryland, USA. He holds an Adjunct Associate teaching position at the Johns Hopkins University Medical Institutions.

      Daniel H. Zimmerman, Ph.D. was CEL-SCI's Senior Vice President of Cellular Immunology between 1996 and December 2008 and again since November 2009. He joined CEL-SCI in January 1996 as the Vice President of Research, Cellular Immunology. Dr. Zimmerman founded CELL-MED, Inc. and was its president from 1987-1995. From 1973-1987, Dr. Zimmerman served in various positions at Electronucleonics, Inc. His positions included: Scientist, Senior Scientist, Technical Director and Program Manager. Dr Zimmerman held various teaching positions at Montgomery College between 1987 and 1995. Dr. Zimmerman has invented technologies which are covered by over a dozen US patents as well as many foreign equivalent patents. He is the author of over 40 scientific publications in the area of immunology and infectious diseases. He has been awarded numerous grants from NIH and DOD. From 1969-1973, Dr. Zimmerman was a Senior Staff Fellow at NIH. For the following 25 years, he continued on at NIH as a guest worker. Dr. Zimmerman received a Ph.D. in Biochemistry in 1969, and a Masters in Zoology in 1966 from the University of Florida as well as a B.S. in Biology from Emory and Henry College in 1963.


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

      John Cipriano was CEL-SCI's Senior Vice President of Regulatory Affairs between March 2004 and December 2008 and again since October 2009. Mr. Cipriano brings to CEL-SCI over 30 years of experience with both biotech and pharmaceutical companies. In addition, he held positions at the United States Food and Drug Administration (FDA) as Deputy Director, Division of Biologics Investigational New Drugs, Office of Biologics Research and Review and was the Deputy Director, IND Branch, Division of Biologics Evaluation, Office of Biologics. Mr. Cipriano completed his B.S. in Pharmacy from the Massachusetts College of Pharmacy in Boston, Massachusetts and his M.S. in Pharmaceutical Chemistry from Purdue University in West Lafayette, Indiana.

      Alexander G. Esterhazy has been a Director of CEL-SCI since December 1999 and has been an independent financial advisor since November 1997. Between July 1991 and October 1997, Mr. Esterhazy was a senior partner of Corpofina S.A. Geneva, a firm engaged in mergers, acquisitions and portfolio management. Between January 1988 and July 1991, Mr. Esterhazy was a managing director of DG Bank in Switzerland. During this period Mr. Esterhazy was in charge of the Geneva, Switzerland branch of the DG Bank, founded and served as Vice President of DG Finance (Paris) and was the President and Chief Executive Officer of DG-Bourse, a securities brokerage firm. Mr. Esterhazy brings extensive financial expertise that is valuable to CEL-SCI. His knowledge and experience with respect to finance matters gives him the necessary qualifications to continue to serve on CEL-SCI's board of directors, audit committee, nominating committee and compensation committee.

      Peter R. Young, Ph.D. has been a Director of CEL-SCI since August 2002. Dr. Young has been a senior executive within the pharmaceutical industry in the United States and Canada for most of his career. Over the last 20 years he has primarily held positions of Chief Executive Officer or Chief Financial Officer and has extensive experience with acquisitions and equity financings. Since November 2001, Dr. Young has been the President of Agnus Dei, LLC, which acts as a partner in an organization managing immune system clinics which treat patients with diseases such as cancer, multiple sclerosis and hepatitis. Since January 2003, Dr. Young has been the President and Chief Executive Officer of SRL Technology, Inc., a company involved in the development of pharmaceutical (drug) delivery systems. Between 1998 and 2001, Dr. Young was the Chief Financial Officer of Adams Laboratories, Inc. Dr. Young received his Ph.D. in Organic Chemistry from the University of Bristol, England (1969), and his Bachelor's degree in Honors Chemistry, Mathematics and Economics also from the University of Bristol, England (1966). CEL-SCI believes Dr. Young's extensive knowledge of the life sciences industry, coupled with his business acumen and financial expertise, gives him the qualifications and skills to serve as a director, the chair of the audit committee, the chair of the nominating committee and a member of CEL-SCI's compensation committee.

     Bruno Baillavoine is a nominee to CEL-SCI's board of directors. Since 2010, Mr. Baillavoine has been a partner of Globomass Holdings Limited, a London, England based developer of renewable energy projects from concept through final operations. Since 2012 Mr. Baillavoine has been the Executive Chairman of Globomass Holdings. Globomass Holdings has subsidiaries in Ireland, Bulgaria, Croatia, Serbia, and has recently acquired a 20% stake in a US based renewable energy company. Between 1978 and 1982 he was the marketing manager of Ravenhead Ltd., a manufacturer of glass tableware, and part of United Distillers Group (later acquired by Grand Metropolitan). During this time Mr. Baillavoine became the UK Business Manager where he restored market share and profit for United Distillers. From 1982 to 1986 Mr. Baillavoine was Group Corporate Planning and


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

Group Marketing Director for Prontaprint where he expanded the number of shops to 500 locations in four years. Mr. Baillavoine joined Grand Metropolitan Plc between 1986-1988 (now Diageo Plc), an FTSE 100 beverage, food, hotel and leisure company, as director in the Special Operations division. In this capacity, he developed plans for Grand Met's trouble-shooting division for over 20,000 Grand Met retail outlets. From 1988-1991 he was the Managing Director of Nutri Systems (UK) Ltd., a subsidiary of the US based provider of professionally supervised weight loss programs. Between 1991 and 1995, Mr. Baillavoine was Director of BET Group plc, a multinational business support services group, and in 1992, was promoted to the Managing Director for the manufacturing businesses. The (pound)2.3 billion turnaround of BET during his tenure is one of the most successful turnarounds of a top 100 FTSE company. Since 1995, Mr. Baillavoine has held a number of CEO positions across a wide range of industries and geographical locations. Mr. Baillavoine has European and American educations (US high school and University of Wisconsin Eau Claire 1972-1976).

      CEL-SCI's nominating committee, consisting of Mr. Esterhazy and Dr. Young, has nominated Maximum de Clara, Geert R. Kersten, Alexander G. Esterhazy, Peter
R. Young and Bruno Baillavoine to stand for election as directors at the annual meeting. Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the nominees to the board of directors. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion. All nominees to the board of directors have consented to stand for election

      CEL-SCI does not have any policy regarding the consideration of director candidates recommended by shareholders since a shareholder has never recommended a nominee to the Board of Directors and under Colorado law, any shareholder can nominate a person for election as a director at the annual shareholders' meeting. However, CEL-SCI's nominating committee will consider candidates recommended by shareholders. To submit a candidate for the Board of Directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to Dr. Peter Young at the address shown on the cover page of this proxy statement. CEL-SCI's nominating committee has not established any specific qualifications or skills a nominee must meet to serve as a director. Although CEL-SCI does not have any process for identifying and evaluating director nominees, CEL-SCI does not believe there would be any differences in the manner in which CEL-SCI evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person.

      All nominees to the board of directors, with the exception of Mr. Baillavoine, have served as directors for a significant period of time. Consequently, their long-standing experience with CEL-SCI benefits both CEL-SCI and its shareholders. In December 2014, Dr. Kinsolving passed away. He had been a director since February 1999. Mr. Baillavoine has been nominated to serves as Dr. Kinsolving's successor to the board of directors. CEL-SCI believes Mr. Ballavoine is qualified to act as a director due to his extensive business experience and success in the turnaround and growth of global businesses.

     CEL-SCI's Board of Directors does not have a "leadership structure", as such, since each director is entitled to introduce resolutions to be considered


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

by the Board and each director is entitled to one vote on any resolution considered by the Board. CEL-SCI's Chief Executive Officer is not the Chairman of CEL-SCI's Board of Directors.

      CEL-SCI's Board of Directors has the ultimate responsibility to evaluate and respond to risks facing CEL-SCI. CEL-SCI's Board of Directors fulfills its obligations in this regard by meeting on a regular basis and communicating, when necessary, with CEL-SCI's officers.

      Alexander G. Esterhazy, Peter R. Young, Ph.D. and Bruno Baillavoine are independent as that term is defined in section 803 of the listing standards of the NYSE MKT.

      CEL-SCI's Board of Directors met four times during the fiscal year ended September 30, 2014. All of the Directors attended these meetings, either in person or by telephone conference call, with the exception of Mr. de Clara who was in attendance for three of these meetings. In addition, the Board of Directors had a number of informal telephonic meetings during the course of the year.

      CEL-SCI has adopted a Code of Ethics which is applicable to CEL-SCI'S principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on CEL-SCI's website, located at www.cel-sci.com.

      If a violation of this code of ethics act is discovered or suspected, the Senior Officer must (anonymously, if desired) send a detailed note, with relevant documents, to CEL-SCI's Audit Committee, c/o Dr. Peter Young, 208 Hewitt Drive, Suite 103-143, Waco, TX 76712.

      CEL-SCI does not have a policy with regard to Board member's attendance at annual meetings. All Board members, with the exception of Maximilian de Clara and Alexander Esterhazy, attended the last annual shareholder's meeting held on July 22, 2014.

      Holders of CEL-SCI's common stock can send written communications to CEL-SCI's entire Board of Directors, or to one or more Board members, by addressing the communication to "the Board of Directors" or to one or more directors, specifying the director or directors by name, and sending the communication to CEL-SCI's offices in Vienna, Virginia. Communications addressed to the Board of Directors as whole will be delivered to each Board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

      Security holder communications sent to specified Board members or not sent to the Board of Directors as a whole are not relayed to Board members.

Executive Compensation

Compensation Discussion and Analysis

     This Compensation Discussion and Analysis (CD&A) outlines CEL-SCI's compensation philosophy, objectives and process for its executive officers. This CD&A includes information on how compensation decisions are made, the overall objectives of CEL-SCI's compensation program, a description of the various components of compensation that are provided, and additional information pertinent to understanding CEL-SCI's executive officer compensation program.

      The Compensation Committee determines the compensation of CEL-SCI's Chief Executive Officer and President and delegates to the Chief Executive Officer the responsibility to determine the base salaries of all other officers, other than


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

himself, under the constraints of an overall limitation on the total amount of compensation to be paid to them.

Compensation Philosophy

      CEL-SCI's compensation philosophy extends to all employees, including executive officers, and is designed to align employee and shareholder interests. The philosophy's objective is to pay fairly based upon the employee's position, experience and individual performance. Employees may be rewarded through additional compensation when CEL-SCI meets or exceeds targeted business objectives. Generally, under CEL-SCI's compensation philosophy, as an employee's level of responsibility increases, a greater portion of his or her total potential compensation becomes contingent upon annual performance.

        A substantial portion of an executive's compensation incorporates performance criteria that support and reward achievement of CEL-SCI's long term business goals.

     The fundamental principles of CEL-SCI's compensation philosophy are described below:

     o Market-driven. Compensation programs are structured to be competitive both in their design and in the total compensation that they offer.

     o    Performance-based.   Certain  officers  have  some  portion  of  their
          incentive compensation linked to CEL-SCI's performance. The application of performance measures as well as the form of the reward may vary depending on the employee's position and responsibilities.

     Based on a review of its compensation programs, CEL-SCI does not believe that such programs encourage any of its employees to take risks that would be likely to have a material adverse effect on CEL-SCI. CEL-SCI reached this conclusion based on the following:

     o The salaries paid to employees are consistent with the employees' duties and responsibilities.

     o Employees who have high impact relative to the expectations of their job duties and functions are rewarded.

     o CEL-SCI retains employees who have skills critical to its long term success.

Review of Executive Officer Compensation

     CEL-SCI's current policy is that the various elements of the compensation package are not interrelated in that gains or losses from past equity incentives are not factored into the determination of other compensation. For instance, if options that are granted in a previous year have an exercise price which is below the market price of CEL-SCI's common stock, the Committee does not take that circumstance into consideration in determining the amount of the options or restricted stock to be granted the next year. Similarly, if the options or restricted shares granted in a previous year become extremely valuable, the Committee does not take that into consideration in determining the options or restricted stock to be awarded for the next year.

      CEL-SCI does not have a policy with regard to the adjustment or recovery of awards or payments if relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Components of Compensation - Executive Officers

      CEL-SCI's executive officers are compensated through the following three components:

     o    Base Salary

     o    Long-Term Incentives ("LTIs") (stock options and/or grants of stock)

     o    Benefits

     These components provide a balanced mix of base compensation and compensation that is contingent upon each executive officer's individual performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits. CEL-SCI wants to ensure that the compensation programs are appropriately designed to encourage executive officer retention and motivation to create shareholder value. The Compensation Committee believes that CEL-SCI's stockholders are best served when CEL-SCI can attract and retain talented executives by providing compensation packages that are competitive but fair. Below is a breakdown of how the executive officers were paid in fiscal year 2014:

Cel-Sci Executive Officers:

                Benefits -      1.43%
                Base Salary -  18.39%
                LTIs -         80.17%


      In past years, base salaries, benefits and incentive compensation opportunities were generally targeted near the median of general survey market data derived from indices covering similar biotech/pharmaceutical companies. The companies included Achillion Pharmaceuticals, Inc., Acura Pharmaceutical, Inc., Alimera Sciences, Inc., Cortex Pharmaceuticals, Inc., IGI Laboratories Inc., StemCells, Inc., Psychemedics Corporation, Biota Biopharmaceuticals, Inc., POZEN, Inc., Synta Pharmaceuticals, Ziopharm Oncology, Sunesis Pharmaceuticals, CytRx Corporation, Novavax Inc., BioCryst Pharmaceuticals, Galena Biopharma Inc., XOMA Ltd., Discovery Laboratories Inc., and Targacept Inc.

      CEL-SCI used a third party consultant to provide it with recommendations for strategic long term incentive compensation for certain key executives. The recommendation resulted in the formation of the 2014 Incentive Stock Bonus Plan that was voted on and passed by the shareholders at the annual meeting on July 22, 2014.

Base Salaries

      Base salaries generally have been targeted to be competitive when compared to the salary levels of persons holding similar positions in other pharmaceutical companies and other publicly traded companies of comparable size. Each executive officer's respective responsibilities, experience, expertise and individual performance are considered.

Long-Term Incentives

      Stock grants and stock option grants help to align the interests of CEL-SCI's employees with those of its shareholders. Stock options and stock grants are made under CEL-SCI's Stock Option, Incentive Stock Bonus, Stock Bonus and Stock Compensation Plans. Stock options are granted with exercise prices equal to the closing price of CEL-SCI's common stock on the day immediately preceding the date of grant, with pro rata vesting at the end of each of the following three years. The vesting of the restricted stock granted under the 2014 Incentive Stock Bonus Plan is subject to service, performance and market conditions.

      CEL-SCI believes that grants of equity-based compensation:

          o Enhance the link between the creation of shareholder value and long-term executive incentive compensation;

          o    Provide focus, motivation and retention incentive; and

          o    Provide competitive levels of total compensation.

      CEL-SCI's management believes that the pricing for biotechnology stocks is highly inefficient until the time of product sales. As such, any long term compensation tied to progress as measured by share price, i.e., stock options, is not as efficient as it should be. The plan approved by the shareholders in July 2014, which covers senior and mid-level employees, addressed this issue by rewarding employees for meeting major operational milestones and significantly improved share prices.

Benefits

      In addition to cash and equity compensation programs, executive officers participate in the health and welfare benefit programs available to other employees. In a few limited circumstances, CEL-SCI provides other benefits to certain executive officers, such as car allowances.

      All executive officers are eligible to participate in CEL-SCI's 401(k) plan on the same basis as its other employees. CEL-SCI matches 100% of each employee's contribution up to the first 6% of his or her salary.

      The following table sets forth in summary form the compensation received by (i) the Chief Executive and Financial Officer of CEL-SCI and (ii) by each other executive officer of CEL-SCI who received in excess of $100,000 during the three fiscal years ended September 30, 2014.

                                             Restricted              All
                                               Stock      Option     Other
Name and                Fiscal Salary  Bonus   Awards     Awards   Compensa-
Principal Position       Year   (1)     (2)     (3)        (4)      tion (5)      Total
------------------       ----   ---     ---   --------    ------   ---------      -----
                                 $       $       $          $          $            $

Maximilian de Clara,    2014  393,250    --         --    298,648    73,183      765,081
President               2013  332,750    --         --    306,863    40,000      679,613
                        2012  363,000    --         --    200,863   102,591      666,454

Geert R. Kersten,       2014  584,621    --  3,236,526     82,917    57,581    3,961,645
Chief Executive         2013  439,093    --     15,225  1,516,692    53,514    2,024,524
Officer and Treasurer   2012  477,924    --     14,925    332,027    56,935      881,811

Patricia B. Prichep,    2014  247,852    --  1,735,938     55,278     6,531    2,045,599
Senior Vice President   2013  202,253    --     13,941    485,634     5,531      707,359
of Operations and       2012  210,133    --     12,968    156,715     6,031      385,847
Secretary

Eyal Talor, Ph.D.,      2014  283,283    --  1,731,290     55,278     6,031    2,075,882
Chief Scientific
Officer                 2013  272,388    --      9,600    460,255     6,031      748,274
                        2012  259,417    --      9,600    140,564     6,031      415,612

Daniel Zimmerman,
Ph.D.,                  2014  213,231    --     13,274    227,319     6,031      459,855
Senior Vice
President of            2013  205,030    --     12,989     87,911     6,031      311,961
Research, Cellular      2012  199,058    --     12,303    115,354     6,031      332,746
Immunology

John Cipriano,          2014  197,354    --    888,614     41,549        31    1,127,458
Senior Vice
President of            2013  189,763    --         --     47,968        31      237,762
Regulatory Affairs      2012  184,236    --         --     76,515        31      260,782


(1)  The dollar value of base salary (cash and non-cash) earned.

(2)  The dollar value of bonus (cash and non-cash) earned.

(3) The fair value of the shares of restricted stock issued during the periods covered by the table is shown as compensation for services to the persons listed in the table. In the case of all persons listed in the table, the shares were issued as CEL-SCI's contribution on behalf of the named officer who participates in CEL-SCI's 401(k) retirement plan and, by far the largest part, restricted shares issued from the 2014 Incentive Stock Bonus Plan that was voted on and passed by the shareholders at the annual meeting on July 22, 2014. At issuance, these shares were not vested and are held in escrow. Even though the shares will only be earned upon the achievement of certain milestones leading to the commercialization of CEL-SCI's Multikine technology, or specified increases in the market price of CEL-SCI's common stock, the value of the full award, including parts due for achieving future milestones that may not ever be met, are shown as compensation in the table above. If the performance or market criteria are not met as specified in the Incentive Stock Bonus Plan, all or a portion of the awarded shares will be forfeited. The value of all stock awarded during the periods covered by the table is calculated according to ASC 718-10-30-3 which represented the grant date fair value.

(4) The fair value of all stock options granted during the periods covered by the table are calculated on the grant date in accordance with ASC 718-10-30-3 which represented the grant date fair value.

(5) All other compensation received that CEL-SCI could not properly report in any other column of the table including the dollar value of any insurance premiums paid by, or on behalf of, CEL-SCI with respect to term life insurance for the benefit of the named executive officer and car allowances paid by CEL-SCI. Includes board of directors fees for Mr. de Clara and Mr. Kersten.

Employee Pension, Profit Sharing or Other Retirement Plans

     CEL-SCI  has a  defined  contribution  retirement  plan,  qualifying  under
Section 401(k) of the Internal Revenue Code and covering substantially all CEL-SCI's employees. CEL-SCI's contribution to the plan is made in shares of CEL-SCI's common stock. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. CEL-SCI's contribution of common stock is valued each quarter based upon the closing price of its common stock. The fiscal 2014 expenses for this plan were $159,632. Other than the 401(k) Plan, CEL-SCI does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors During Year Ended September 30, 2014

                         Paid        Stock        Option
Name                   in Cash     Awards (1)   Awards (2)       Total
----                   -------     ----------   ----------       -----

Maximilian de Clara    $ 40,000            --    $ 298,648     $  338,648
Geert Kersten          $ 40,000    $3,236,526    $  82,917     $3,359,443
Alexander Esterhazy    $ 45,000            --    $ 134,389     $  179,389
C. Richard             $ 45,000            --    $ 134,389     $  179,389
Peter R. Young         $ 50,000            --    $ 134,389     $  184,389

(1) The fair value of stock issued for services. This stock is not vested, is held in escrow, and will only be released to Mr. Kersten upon the achievement of important shareholder approved Company milestones.

(2) The fair value of options granted computed in accordance with ASC 718-10-30-3 on the date of grant which represents their grant date fair value.

      Directors' fees paid to Maximilian de Clara and Geert Kersten are also included in the Executive Compensation table.

Employment Contracts

Maximilian de Clara

      In April 2005, CEL-SCI entered into a three-year employment agreement with Maximilian de Clara, CEL-SCI's President. The employment agreement provided that CEL-SCI would pay Mr. de Clara an annual salary of $363,000 during the term of the agreement. On September 8, 2006 Mr. de Clara's employment agreement was amended and extended to April 30, 2010. The terms of the amendment to Mr. de Clara's employment agreement are referenced in a report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2006. On August 30, 2010, Mr. de Clara's employment agreement, as amended on September 8, 2006, was extended to August 30, 2013. On August 30, 2013, Mr. de Clara's employment agreement, as amended on September 8, 2006, was extended again to August 30, 2016.

      In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of CEL-SCI, the agreement allows Mr. de Clara to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 18 months of salary ($544,500) and the unvested portion of any stock options would vest immediately ($297,880). For purposes of the employment agreement, a change in the control of CEL-SCI means the sale of more than 50% of the outstanding shares of CEL-SCI's common stock, or a change in a majority of CEL-SCI's directors.

      The employment agreement will also terminate upon the death of Mr. de Clara, Mr. de Clara's physical or mental disability, the conviction of Mr. de Clara for any crime involving fraud, moral turpitude, or CEL-SCI's property, or a breach of the employment agreement by Mr. de Clara. If the employment agreement is terminated for any of these reasons, Mr. de Clara, or his legal representatives, as the case may be, will be paid the salary provided by the employment agreement through the date of termination.

Geert Kersten

      In September 1, 2003, CEL-SCI entered into a three-year employment agreement with Mr. Kersten. On September 1, 2006, Mr. Kersten's employment agreement was extended to September 1, 2011. On September 1, 2011, CEL-SCI extended its employment agreement with Mr. Kersten to August 31, 2016. Mr. Kersten will receive at least the same salary increases each year as do other senior executives of CEL-SCI. Increases beyond those, if any, shall be made at the sole discretion of CEL-SCI's directors.

      During the employment term, Mr. Kersten will be entitled to receive any other benefits which are provided to CEL-SCI's executive officers or other full time employees in accordance with CEL-SCI's policies and practices and subject to Mr. Kersten's satisfaction of any applicable condition of eligibility.

     If Mr. Kersten resigns within ninety (90) days of the occurrence of any of the following events: (i) a reduction in Mr. Kersten's salary (ii) a relocation (or demand for relocation) of Mr. Kersten's place of employment to a location more than thirty-five (35) miles from his current place of employment, (iii) a significant and material reduction in Mr. Kersten's authority, job duties or level of responsibility or the imposition of significant and material limitations on the Mr. Kersten's autonomy in his position, or (iv) a Change in Control, then the employment agreement will be terminated and Mr. Kersten will be entitled to receive a lump-sum payment from CEL-SCI equal to 24 months of salary ($1,043,786) and the unvested portion of any stock options would vest immediately ($1,201,945). For purposes of the employment agreement a change in control means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

      The employment agreement will also terminate upon the death of Mr. Kersten, Mr. Kersten's physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the employment agreement by Mr. Kersten.

      If the employment agreement is terminated for any of the foregoing, Mr. Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the employment agreement through the date of termination, any options or bonus shares of CEL-SCI then held by Mr. Kersten will become fully vested and the expiration date of any options which would expire during the four year period following his termination of employment will be extended to the date which is four years after his termination of employment.

      On August 30, 2013, CEL-SCI amended certain sections of Mr. Kersten's employment agreement so that it would correspond with similar sections of the employment agreements with Ms. Prichep and Dr. Talor.

Patricia B. Prichep / Eyal Talor, Ph.D.

      On August 30, 2010, CEL-SCI entered into a three-year employment agreement with Patricia B. Prichep, CEL-SCI's Senior Vice President of Operations. On August 30, 2013 the employment agreement with Ms. Prichep was extended to August 30, 2016.

      On August 30, 2010, CEL-SCI also entered into a three-year employment agreement with Eyal Talor, Ph.D., CEL-SCI's Chief Scientific Officer. On August 30, 2013, the employment agreement with Dr. Talor was extended to August 30, 2016.

      If Ms. Prichep or Dr. Talor resigns within ninety (90) days of the occurrence of any of the following events: (i) a relocation (or demand for relocation) of the employee's place of employment to a location more than thirty-five (35) miles from the employee's current place of employment, (ii) a significant and material reduction in the employee's authority, job duties or level of responsibility or (iii) the imposition of significant and material limitations on the employee's autonomy in her or his position, the employment agreement will be terminated and the employee will be paid the salary provided by the employment agreement through the date of termination and the unvested portion of any stock options held by the employee will vest immediately.

     In the event there is a change in the control of CEL-SCI, the employment agreements with Ms. Prichep and Dr. Talor allow Ms. Prichep and/or Dr. Talor (as the case may be) to resign from her or his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 18 months of salary ($344,198 and

$424,925 respectively). In addition, the unvested portion of any stock options held by the employee will vest immediately ($463,406 and $463,406 respectively). For purposes of the employment agreements, a change in control means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

      The employment agreements with Ms. Prichep and Dr. Talor will also terminate upon the death of the employee, the employee's physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the employment agreement by the employee. If the employment agreement is terminated for any of these reasons, the employee, or her or his legal representatives, as the case may be, will be paid the salary provided by the employment agreement through the date of termination.

Compensation Committee Interlocks and Insider Participation

      During the year ended September 30, 2014, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

Loan from Officer and Director

      During the financial crisis in 2009 CEL-SCI's President, and a director, Maximilian de Clara, loaned CEL-SCI $1,104,057. The loan from Mr. de Clara bears interest at 15% per year and is secured by a lien on substantially all of CEL-SCI's assets. CEL-SCI cannot prepay the loan. In accordance with the loan agreement, CEL-SCI issued Mr. de Clara warrants to purchase 164,824 shares of CEL-SCI's common stock at a price of $4.00 per share. These warrants expired on December 24, 2014. At Mr. de Clara's option, the loan may be converted into shares of CEL-SCI's common stock. The number of shares which will be issued upon any conversion will be determined by dividing the amount to be converted by $4.00. In consideration for an extension of the due date, Mr. de Clara received warrants to purchase 184,930 shares of CEL-SCI's common stock at a price of $5.00 per share. These warrants expired on January 6, 2015. In consideration of Mr. de Clara's agreement to subordinate his note to the convertible preferred shares and convertible debt as part of a prior year settlement agreement, CEL-SCI extended the maturity date of the note to July 6, 2015; however, Mr. de Clara may demand payment upon giving CEL-SCI a minimum 10 day notice. In August 2014, the loan and warrants were transferred to a Trust, of which CEL-SCI's CEO, Geert Kersten, is the trustee and a beneficiary. Mr. de Clara will continue to receive the interest payments.

Stock Option, Bonus and Compensation Plans

      CEL-SCI has Incentive Stock Option, Non-Qualified Stock Option, Stock Bonus, and Stock Compensation Plans, as well as an Incentive Stock Bonus Plan. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. The Incentive Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons who exercise options granted pursuant to the Plans. Only CEL-SCI's employees may be granted options pursuant to the Incentive Stock Option Plans.

      Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the common stock of CEL-SCI may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plans may not be exercisable by its terms after ten years from the date of grant.

      The purchase price per share of common stock purchasable under an option is determined by CEL-SCI's Compensation Committee but cannot be less than the fair market value of the common stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of CEL-SCI's outstanding shares).

      Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plans. CEL-SCI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting CEL-SCI's common stock. The option exercise price is determined by CEL-SCI's Compensation Committee.

      Stock Bonus Plan. Under the Stock Bonus Plans, shares of CEL-SCI's common stock may be issued to CEL-SCI's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting CEL-SCI's common stock.

      Stock Compensation Plan. Under the Stock Compensation Plan, shares of CEL-SCI's common stock may be issued to CEL-SCI's employees, directors, officers, consultants and advisors in payment of salaries, fees and other compensation owed to these persons. However, bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction or promoting CEL-SCI's common stock.

      Incentive Stock Bonus Plan. Under the 2014 Incentive Stock Bonus Plan, shares of CEL-SCI's common stock may be issued to executive officers and other employees who contribute significantly to the success of CEL-SCI, to participate in its future success and to align their interests with those of the shareholders. The purpose of the Plan is to provide long term incentives for outstanding service to CEL-SCI and its shareholders and to assist in recruiting and retaining people of outstanding ability and initiative in executive and management positions.

     Other Information Regarding the Plans. The Plans are administered by CEL-SCI's Compensation Committee ("the Committee"), each member of which is a director of CEL-SCI. The members of the Committee were selected by CEL-SCI's Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan or Stock Compensation Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plans will be forfeited if the "vesting" schedule established by the Committee administering the Plans at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of CEL-SCI or the period of time a non-employee must provide services to CEL-SCI. At the time an employee ceases working for CEL-SCI (or at the time a non-employee ceases to perform services for CEL-SCI), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee, payment for the shares of common stock underlying options may be paid through the delivery of shares of CEL-SCI's common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Committee.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plans will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

      The Board of Directors of CEL-SCI may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted.

Stock Options

      The following tables show information concerning the options granted during the fiscal year ended September 30, 2014, to the persons named below:

                                 Options Granted

                                                 Price
                         Grant        Options     per       Expiration
Name                     Date         Granted    Share         Date
-----                    -----        -------    -----      -----------

Maximilian de Clara     2/26/2014      75,000    $1.09       2/25/2024

Maximilian de Clara      8/6/2014     100,000    $1.10       8/05/2024

Maximilian de Clara     8/26/2014     150,000    $1.08       8/25/2024

Geert Kersten           2/26/2014      90,000    $1.09       2/25/2024

Patricia Prichep        2/26/2014      60,000    $1.09       2/25/2024

Eyal Talor              2/26/2014      60,000    $1.09       2/25/2024

Daniel Zimmerman        2/26/2014      45,000    $1.09       2/25/2024

Daniel Zimmerman         8/6/2014     200,000    $1.10       8/05/2024

John Cipriano           2/26/2014      45,000    $1.09       2/25/2024

Alexander Esterhazy     2/26/2014      45,000    $1.09       2/25/2024

Alexander Esterhazy      8/6/2014     100,000    $1.10       8/05/2024

Peter Young             2/26/2014      45,000    $1.09       2/25/2024

Peter Young              8/6/2014     100,000    $1.10       8/05/2024


     The following tables show information concerning the options cancelled and exercised during the fiscal year ended September 30, 2014, to the persons named below:

                                Options Cancelled
                                                      Weighted
                                      Weighted        Average
                                       Average       Remaining
                             Total    Exercise      Contractual
           Name             Options    Price        Term (Years)
           ----             -------   --------      ------------

                                      None


                                Options Exercised

                        Date of        Shares Acquired          Value
        Name           Exercise         On Exercise           Realized
        ----           --------         --------------        --------

                                      None

      The following lists the outstanding options held by the persons named below:

                       Shares underlying
                          unexercised
                       Option which are:
                  -----------------------------    Exercise Expiration
Name              Exercisable     Unexercisable    Price       Date
-----             -----------     -------------    -----       ----

Maximilian de
  Clara                  5,000                      4.80     09/21/15
                        10,000                      5.80     09/12/16
                        20,000                      6.30     09/13/17
                        20,000                      6.20     03/04/18
                       143,625 (1)                  2.50     04/23/19
                        25,000                      3.80     07/20/19
                        25,000                      4.80     07/20/20
                        25,000                      6.90     04/14/21
                        47,200                      3.20     12/01/16
                        25,000                      3.90     05/17/22
                        20,000                      2.80     12/17/22
                        12,500                      2.10     06/30/23
                       100,000                      1.10     08/05/24
                       150,000                      1.08     08/25/24
                    ----------

                      628,325
                                        50,000 (2)  3.80     07/06/19
                                        12,500      3.90     05/17/22
                                        80,000      2.80     12/17/22
                                        25,000      2.10     06/30/23
                                        75,000      1.09     02/25/24
                                    ----------
                                       242,500



Geert R. Kersten         5,000                      4.80     09/21/15
                        20,000                      5.80     09/12/16
                        20,000                      6.30     09/13/17
                        20,000                      6.20     03/04/18
                       183,861 (1)                  2.50     04/23/19
                        30,000                      3.80     07/20/19
                        30,000                      4.80     07/20/20
                        30,000                      6.90     04/14/21
                       125,440                      3.20     12/01/16
                        30,000                      3.90     05/17/22
                       189,000                      2.80     12/17/17
                        57,070                      2.80     12/17/22
                        15,000                      2.10     06/30/23
                    ----------
                       755,371

                                       400,000 (2)  3.80     07/06/19
                                        15,000      3.90     05/17/22
                                       442,930      2.80     12/17/22
                                        30,000      2.10     06/30/23
                                        90,000      1.09     02/25/24
                                    ----------
                                       977,930

                       Shares underlying
                          unexercised
                       Option which are:
                  -----------------------------    Exercise Expiration
Name              Exercisable     Unexercisable    Price       Date
-----             -----------     -------------    -----       ----

Patricia B.
  Prichep                5,000                      3.30     04/26/15
                         3,000                      4.80     09/21/15
                         9,000                      5.80     09/12/16
                        10,000                      6.30     09/13/17
                        10,000                      6.20     03/04/18
                        71,710 (1)                  2.50     04/23/19
                        15,000                      3.80     07/20/19
                        15,000                      4.80     07/20/20
                        15,000                      6.90     04/14/21
                        38,520                      3.20     12/01/16
                        20,000                      3.90     05/17/22
                        58,000                      2.80     12/17/17
                        23,390                      2.80     12/17/22
                        10,000                      2.10     06/30/23
                    ----------
                       303,620

                                       300,000 (2)  3.80     07/06/19
                                        10,000      3.90     05/17/22
                                       126,610      2.80     12/17/22
                                        20,000      2.10     06/30/23
                                        60,000      1.09     02/25/24
                                    ----------
                                       516,610


Eyal Talor, Ph.D.        5,000                      3.30     04/26/15
                         3,000                      4.80     09/21/15
                         8,000                      5.80     09/12/16
                        10,000                      6.30     09/13/17
                        10,000                      6.20     03/04/18
                        24,082 (1)                  2.50     04/23/19
                        15,000                      3.80     07/20/19
                        15,000                      4.80     07/20/20
                        15,000                      6.90     04/14/21
                        27,773                      3.20     12/01/16
                        20,000                      3.90     05/17/22
                        37,417                      2.80     12/17/17
                        23,390                      2.80     12/17/22
                        10,000                      2.10     06/30/23
                    ----------
                       223,662

                                       300,000 (2)  3.80     07/06/19
                                        10,000      3.90     05/17/22
                                       126,610      2.80     12/17/22
                                        20,000      2.10     06/30/23
                                        60,000      1.09     02/25/24
                                    ----------
                                       516,610

                       Shares underlying
                          unexercised
                       Option which are:
                  -----------------------------    Exercise Expiration
Name              Exercisable     Unexercisable    Price       Date
-----             -----------     -------------    -----       ----

Daniel Zimmerman,        5,000                      3.30     04/16/15
  Ph.D.                  3,000                      4.80     09/21/15
                         6,000                      5.80     09/12/16
                         7,500                      6.30     09/13/17
                         7,500                      6.20     03/04/18
                        15,000                      4.80     07/20/20
                        15,000                      6.90     04/14/21
                        25,200                      3.20     12/01/16
                        15,000                      3.90     05/17/22
                        39,200                      2.80     12/17/17
                         7,500                      2.10     06/30/23
                    ----------
                       145,900

                                         7,500      3.90     05/17/22
                                        15,000      2.10     06/30/23
                                        45,000      1.09     02/25/24
                                       200,000      1.10     08/05/24
                                    ----------
                                       267,500


John Cipriano            3,000                      4.80     09/21/15
                         6,000                      5.80     09/12/16
                         7,500                      6.30     09/13/17
                         7,500                      6.20     03/04/18
                        15,000                      4.80     07/20/20
                        15,000                      6.90     04/14/21
                         1,600                      3.20     12/01/16
                        10,000                      2.50     09/30/19
                        15,000                      3.90     05/17/22
                         7,500                      2.10     06/30/23
                    ----------
                        88,100

                                         7,500      3.90     05/17/22
                                        15,000      2.10     06/30/23
                                        45,000      1.09     02/25/24
                                    ----------
                                        67,500

(1) Options awarded to employees who did not collect a salary, or reduced or deferred their salary between September 15, 2008 and June 30, 2009. For example, Mr. de Clara, Mr. Kersten and Ms. Prichep did not collect any salary between September 30, 2008 and June 30, 2009.

(2) Long-term performance options: The Board of Directors has identified the successful Phase III clinical trial for Multikine to be the most important corporate event to create shareholder value. Therefore, one third of the options can be exercised when the first 400 patients are enrolled in CEL-SCI's Phase III head and neck cancer clinical trial. One third of the options can be exercised when all of the patients have been enrolled in the Phase III clinical trial. One third of the options can be exercised when the Phase III trial is completed. The grant-date fair value of these options awarded to the senior management of CEL-SCI amounted to $3.3 million in total.

      Summary. The following shows certain information as of April 14, 2015 concerning the stock options and stock bonuses granted by CEL-SCI. Each option represents the right to purchase one share of CEL-SCI's common stock.

                                            Shares
                                Total      Reserved
                                Shares        for                  Remaining
                               Reserved   Outstanding   Shares   Options/Shares
Name of Plan                 Under Plans    Options     Issued    Under Plans
-------------                -----------  -----------   -------  --------------

Incentive Stock Option        1,960,000    1,708,331       N/A        5,969
  Plans
Non-Qualified Stock Option    5,680,000    5,055,402       N/A       67,679
  Plans
Bonus Plans                   1,594,000        N/A     1,303,491    289,753
Stock Compensation Plan       1,350,000        N/A     1,316,949          0
Incentive Stock Bonus Plan   16,000,000        N/A    15,600,000    400,000

      Of the shares issued pursuant to CEL-SCI's Stock Bonus Plans, 570,058 shares were issued as part of CEL-SCI's contribution to its 401(k) plan.

      The following table shows the weighted average exercise price of the outstanding options granted pursuant to CEL-SCI's Incentive and Non-Qualified Stock Option Plans as of September 30, 2014, CEL-SCI's most recent fiscal year end. All of the plans in the table above have been approved by CEL-SCI's shareholders.

                        Number of       Weighted-      Number of Securities
                      Securities to      Average      Remaining Available For
                     be Issued Upon     Exercise       Future Issuance Under
                       Exercise of      Price of        Equity Compensation
                       Outstanding    Outstanding    Plans, Excluding Securities
Plan category          Options (a)      Options       Reflected in Column (a)
-------------          -----------    -------------- --------------------------

Incentive Stock         1,710,997        $ 3.05               3,303
  Option Plans
Non-Qualified Stock     5,120,152        $ 2.96               2,929
  Option Plans

Compensation Committee

     During the year ending September 30, 2014, CEL-SCI had a Compensation Committee which was comprised of Alexander Esterhazy, C. Richard Kinsolving (now deceased) and Peter Young. During the year ended September 30, 2014, the Compensation Committee formerly met on one occasion to approve the 2014 Incentive Stock Bonus Plan.

      The following is the report of the Compensation Committee:

     The key components of CEL-SCI's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation
practices  followed  by  other  companies  in  the  biotechnology   industry  is
considered.

     CEL-SCI's long-term incentive program formerly consisted of periodic grants of stock options with an exercise price equal to the fair market value of CEL-SCI's common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program was subject to vesting restrictions. Decisions made regarding the timing and size of option grants took into account the performance of both CEL-SCI and the employee, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varied and was subjective.

     Since share price and performance targets during the lengthy drug development process are not always logically aligned, a major change in the long term incentive plan for senior and middle management was introduced in 2014. This substituted restricted shares issued from the 2014 Incentive Stock Bonus Plan that was voted on and passed by the shareholders at the annual meeting on July 22, 2014 for options. At issuance, these shares were not vested and are held in escrow. The shares will only be earned upon the achievement of certain milestones leading to the commercialization of CEL-SCI's Multikine technology, or specified increases in the market price of CEL-SCI's stock. The first milestone for the restricted stock was reached in January 2015. If the performance or market criteria are not met as specified in the Incentive Stock Bonus Plan, all or a portion of the awarded shares will be forfeited.

      In April 2005 CEL-SCI entered into a three-year employment agreement with Maximilian de Clara, CEL-SCI's President. The April 2005 employment agreement, which is essentially the same as Mr. de Clara's two prior employment agreements, provides that during the employment term CEL-SCI will pay Mr. de Clara a salary of $363,000.

       On September 8, 2006, Mr. de Clara's employment agreement was amended and extended to April 30, 2010. Mr. de Clara's employment agreement continued on a month to month basis from April 30, 2010 until August 30, 2010 when it was extended until August 30, 2013. On August 30, 2013, Mr. de Clara's employment agreement, as amended on September 8, 2006, was extended again to August 30, 2016. In extending Mr. de Clara's employment contract, CEL-SCI's Compensation Committee considered various factors, including Mr. de Clara's performance in his area of responsibility, Mr. de Clara's experience in his position, and Mr. de Clara's length of service with the Company.

     On September 1, 2003, CEL-SCI entered into a three-year employment agreement with Mr. Kersten. On September 1, 2006, Mr. Kersten's employment agreement was extended to September 1, 2011. On September 1, 2011, CEL-SCI extended its employment agreement with Mr. Kersten to August 31, 2016.

      Mr. Kersten will receive at least the same salary increases each year as do other senior executives of CEL-SCI. Increases beyond those, if any, shall be made at the sole discretion of CEL-SCI's directors. In renewing Mr. Kersten's employment contract CEL-SCI's Compensation Committee considered various factors, including Mr. Kersten's performance in his area of responsibility, Mr. Kersten's experience in his position, and Mr. Kersten's length of service with CEL-SCI.

      On August 30, 2010, CEL-SCI entered into a three-year employment agreement with Patricia B. Prichep, CEL-SCI's Senior Vice President of Operations. On August 30, 2013 the employment agreement with Ms. Prichep was extended to August 30, 2016. The employment agreement with Ms. Prichep provides that during the term of the agreement CEL-SCI will pay Ms. Prichep an annual salary plus any increases approved by the Board of Directors during the period of the employment agreement.

      On August 30, 2010, CEL-SCI also entered into a three-year employment agreement with Eyal Talor, Ph.D., CEL-SCI's Chief Scientific Officer. On August 30, 2013, the employment agreement with Dr. Talor was extended to August 30, 2016. The employment agreement with Dr. Talor provides that during the term of the agreement CEL-SCI will pay Dr. Talor an annual salary plus any increases approved by the Board of Directors during the period of the employment agreement.

      During the year ending September 30, 2014, the compensation paid to CEL-SCI's other executive officers was based on a variety of factors, including the performance in the executive's area of responsibility, the executive's individual performance, the executive's experience in his or her role, the executive's length of service with CEL-SCI, the achievement of specific goals established for CEL-SCI and its business, and, in certain instances, to the achievement of individual goals.

      Financial or stockholder value performance comparisons were not used to determine the compensation of CEL-SCI's other executive officers since CEL-SCI's financial performance and stockholder value are influenced to a substantial degree by external factors and as a result comparing the compensation payable to the other executive officers to CEL-SCI's financial or stock price performance can be misleading.

      During the year ended September 30, 2014, CEL-SCI granted options for the purchase of 825,000 shares of CEL-SCI's common stock to CEL-SCI's executive officers. In granting the options to CEL-SCI's executive officers, the Board of Directors considered the same factors which were used to determine the cash compensation paid to such officers.

      Except as otherwise disclosed in this proxy statement, during the year ended September 30, 2014, CEL-SCI did not issue any shares of its common stock to CEL-SCI's officers or directors in return for services provided to CEL-SCI.

      The foregoing report has been approved by the members of the Compensation
Committee:

                               Alexander Esterhazy
                                   Peter Young

Audit Committee

     During the year ended September 30, 2014, CEL-SCI had an Audit Committee comprised of Alexander Esterhazy, C. Richard Kinsolving (now deceased) and Peter Young. All members of the Audit Committee were independent as defined by Section 803 of the NYSE MKT Listing Standards. Dr. Young serves as the audit committee's financial expert. The purpose of the Audit Committee is to review and approve the selection of CEL-SCI's independent registered public accounting firm and review CEL-SCI's financial statements with CEL-SCI's independent registered public accounting firm.

      During the fiscal year ended September 30, 2014, the Audit Committee met four times. All members of the Audit Committee attended these meetings, with the exception of C. Richard Kinsolving who was in attendance for two of these meetings.

      The following is the report of the Audit Committee:

     (1) The Audit Committee reviewed and discussed CEL-SCI's audited financial statements for the year ended September 30, 2014 with CEL-SCI's management.

     (2) The Audit Committee discussed with CEL-SCI's independent registered public accounting firm the matters required to be discussed by PCAOB (Public Company Accounting Oversight Board) Standard No. 16 "Communication with Audit Committees".

     (3) The Audit Committee has received the written disclosures and the letter from CEL-SCI's independent registered public accounting firm required by PCAOB independence standards, and had discussed with CEL-SCI's independent registered public accounting firm the independent registered public accounting firm's independence; and

     (4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CEL-SCI's Annual Report on Form 10-K for the year ended September 30, 2014 for filing with the Securities and Exchange Commission.

     (5) During the year ended September 30, 2014, CEL-SCI paid BDO USA, LLP, CEL-SCI's independent registered public accounting firm, fees for professional services rendered for the audit of CEL-SCI's annual financial statements and the reviews of the financial statements included in CEL-SCI's 10-Q reports for the fiscal year and all regulatory filings. The Audit Committee is of the opinion that these fees are consistent with BDO USA, LLP maintaining its independence from CEL-SCI.

     The  foregoing  report  has  been  approved  by the  members  of the  Audit
Committee:

                             Alexander G. Esterhazy
                                   Peter Young

      CEL-SCI's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached CEL-SCI's proxy statement relating to its April 15, 2011 annual meeting of shareholders.

                         PROPOSAL TO APPROVE ADOPTION OF
                      2015 NON-QUALIFIED STOCK OPTION PLAN

      Shareholders are being requested to approve the adoption of CEL-SCI's 2015 Non-Qualified Stock Option Plan. CEL-SCI's employees, directors and officers, and consultants or advisors to CEL-SCI are eligible to be granted options pursuant to the 2015 Non-Qualified Plan as may be determined by CEL-SCI's Board of Directors or the Compensation Committee, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      The 2015 Non-Qualified Plan authorizes the issuance of up to 2,000,000 shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plan. As of the date of this Proxy Statement, CEL-SCI had not granted any options to purchase shares of common stock under the 2015 Non-Qualified Plan.

      The 2015 Non-Qualified Plan will function and be administered in the same manner as CEL-SCI's other Non-Qualified Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2015 Non-Qualified Plan.

                   PROPOSAL TO ADOPT 2015 STOCK BONUS PLAN

      Shareholders are being requested to approve the adoption of CEL-SCI's 2015 Stock Bonus Plan. The purpose of the 2015 Stock Bonus Plan is to furnish additional compensation and incentives to CEL-SCI's employees, directors, officers, consultants and advisors and to allow CEL-SCI to continue to make contributions to its 401(k) plan with shares of its common stock instead of cash.

      Since 1993 CEL-SCI has maintained a defined contribution retirement plan (also known as a 401(k) Plan) covering substantially all CEL-SCI's employees. Since 1998 CEL-SCI's contribution to the plan has been made in shares of CEL-SCI's common stock as opposed to cash. CEL-SCI's contribution of common stock is made quarterly and is valued based upon the price of CEL-SCI's common stock on the NYSE MKT. The Board of Directors is of the opinion that contributions to the 401(k) plan with shares of CEL-SCI's common stock serves to further align the interest of CEL-SCI's employees with CEL-SCI's shareholders.

      The 2015 Stock Bonus Plan, if adopted, will authorize the issuance of up to 2,000,000 shares of CEL-SCI's common stock to persons granted stock bonuses pursuant to the plan. As of the date of this Proxy Statement, CEL-SCI had not granted any stock bonuses pursuant to the 2015 Stock Bonus Plan.

      The 2015 Stock Bonus Plan will function and be administered in the same manner as CEL-SCI's existing Stock Bonus Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2015 Stock Bonus Plans.

             PROPOSAL TO ADOPT CEL-SCI'S STOCK COMPENSATION PLAN

      During the two years ended September 30, 2014 and 2013, CEL-SCI issued 0 shares of its common stock to its officers, directors and employees. During the two years ended September 30, 2014 and 2013, CEL-SCI issued 409,968 and 50,000 shares to consultants for payment of services of $439,008 and $140,000, respectively. To conserve cash, CEL-SCI expects that it may continue to offer its officers, directors, employees and consultants the opportunity to receive shares of CEL-SCI's common stock in payment of amounts owed by CEL-SCI for services rendered.

      To comply with the NYSE MKT requirements CEL-SCI adopted a Stock Compensation Plan, which was approved by CEL-SCI's shareholders at the May 6, 2004 annual meeting, and which provided that shares of CEL-SCI'S common stock would be available for issuance under the Plan. Shareholders subsequently approved amendments to the Stock Compensation Plan which provided up to 1,350,000 shares would be available for issuance under the plan. The Stock Compensation Plan expired on December 31, 2014.

      So that CEL-SCI may continue to offer shares of its common stock in payment of compensation owed, CEL-SCI's Board of Directors, subject to shareholder approval, has adopted the 2015 Stock Compensation Plan. Up to 2,000,000 shares of restricted common stock would be available for issuance under the Plan. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2015 Stock Compensation Plan.

                  PROPOSAL TO EXTEND SHAREHOLDER RIGHTS PLAN

      In November 2007 the Company's Board of Directors adopted a Shareholder Rights Plan. The Shareholder Rights Plan involved the issuance of Series A and Series B rights to holders of the Company's common stock.

      The Rights become effective (the "Effective Date"):

     (1) 15 business days following a public announcement that a person has acquired beneficial ownership of 15% or more of the Company's common stock, or

     (2)     15 business days following the commencement of a tender offer.

      Each shareholder of record on November 9, 2007 received one Series A Right and one Series B Right for each share which they owned. Each Series A Right entitles the holder to purchase from the Company one share of common stock at a price equal to 20% of the market price of the Company's common stock on the Effective Date.

      If, after the Effective Date, (i) the Company is acquired in a merger or other business combination and the Company is not the surviving corporation,
(ii) any person consolidates or merges with the Company and all or part of the Company's common shares are converted or exchanged for securities, cash or property of any other person, or (iii) 50% or more of the Company's consolidated assets or earning power are sold, each holder of a Series B Right will have the right to receive, at the exercise price of $100, that number of shares of common stock of the acquiring company which at the time of such transaction has a market value of $200.

      Shareholders of the Company did not receive separate certificates for the Rights as the Rights are represented by the Company's common stock certificates. Certificates for the Company's common stock carry a notation that indicates that Rights are attached to the common shares and incorporate the terms of the Shareholder Rights Plan. Prior to the Effective Date, the Rights transfer with the common shares upon the sale or transfer of the Company's common stock.

      Until the Effective Date, the Rights cannot be bought, sold or otherwise traded separately from the common shares.

      Separate certificates representing the Series A Series B Rights will be distributed as soon as practicable after the Effective Date.

      The Rights will not be effective with respect to any acquisition, tender offer, merger or similar transaction approved by the Company's directors.

      The Rights may be exercised at any time on or after the Effective Date, but expire on October 30, 2015.

      The purpose of the Shareholder Rights Plan is to ensure, to the extent possible, that shareholders of the Company are treated fairly in connection with any bid to acquire control of the Company. The Shareholder Rights Plan ensures that, in the context of a bid for control of the Company through an acquisition of shares of common stock of the Company, the Board has sufficient time to explore and develop alternatives for maximizing shareholder value, to provide adequate time for competing bids to emerge, to ensure that shareholders have an equal opportunity and adequate time to participate in and properly assess the bid and lessen the pressure to tender that is typically encountered by shareholders of companies that are subject to takeover bids. The Shareholder Rights Plan does not prohibit a takeover bid for the Company in a transaction that is fair and in the best interests of all of the Company's shareholders. The rights of shareholders to seek a change in the management of the Company, or to influence or promote action of management in a particular manner, is not to be affected by the Shareholder Rights Plan.

      The Company's board of directors believes that it is in the best interests of the Company shareholders is to extend the Shareholder Rights Plan to ensure that the Company's shareholders are treated fairly in connection with any attempt to acquire control of the Company.

      Accordingly, the Company's directors recommend that the Company's shareholders approve the extension of the Shareholder Rights Plan to October 30, 2020.

      The full text of our Shareholder Rights Plan (officially named the "Shareholder Rights Agreement"), is available on our website at www.cel-sci.com.

                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Board of Directors has selected BDO USA, LLP, an independent registered public accounting firm, to audit the books and records of CEL-SCI for the fiscal year ending September 30, 2015. BDO USA, LLP served as CEL-SCI's independent registered public accounting firm for the fiscal year ended September 30, 2014. A representative of BDO USA, LLP is expected to be present at the shareholders' meeting.

      BDO USA, LLP served as CEL-SCI's auditors for the years ended September 30, 2014 and 2013. The following table shows the aggregate fees billed to CEL-SCI during these years by BDO USA, LLP:

                                  Year Ended September 30,
                                  2014               2013
                                  ----               ----

Audit Fees                     $ 397,000         $ 236,000
Audit-Related Fees                    --                --
Tax Fees                              --                --
All Other Fees                        --                --

      Audit fees represent amounts billed for professional services rendered for the audit of the CEL-SCI's annual financial statements and the reviews of the financial statements included in CEL-SCI's 10-Q reports for the fiscal year and all regulatory filings. Before BDO USA, LLP was engaged by CEL-SCI to render audit or non-audit services, the engagement was approved by CEL-SCI's audit committee. CEL-SCI's Board of Directors is of the opinion that the Audit Related Fees charged by BDO USA, LLP are consistent with BDO USA, LLP maintaining its independence from CEL-SCI.

      The Board of Directors recommends that the shareholders of CEL-SCI approve its selection of BDO USA, LLP as CEL-SCI's independent public accounting firm to audit the books and records of CEL-SCI for the year ending September 30, 2015.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      CEL-SCI's Annual Report on Form 10-K for the year ending September 30, 2014 will be sent to any shareholder of CEL-SCI upon request. Requests for a copy of this report should be addressed to the Secretary of CEL-SCI at the address provided on the first page of this proxy statement.

                              SHAREHOLDER PROPOSALS

      Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following CEL-SCI's fiscal year ending September 30, 2015 must be received by the Secretary of CEL-SCI no later than January 31, 2016.

                                     GENERAL

     The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by CEL-SCI including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject CEL-SCI to additional expense. CEL-SCI's annual report, including financial statements for the 2014 fiscal year, is available on CEL-SCI's website (www.cel-sci.com).

     CEL-SCI's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

        Please complete, sign and return the attached proxy promptly.

                            CEL-SCI CORPORATION PROXY
           This Proxy is solicited by CEL-SCI's Board of Directors

 The undersigned stockholder of CEL-SCI acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 22, 2015, 10:30 a.m. local time, at 4820-C Seton Drive, Baltimore, MD 21215, and hereby appoints Maximilian de Clara and Geert R. Kersten with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

The Board of Directors  recommends a vote FOR all the nominees  listed below:

(1) To elect the persons who shall constitute CEL-SCI's Board of Directors for the ensuing year.

        [ ] FOR all nominees listed below (except as marked to the contrary below)

        [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

   Nominees:   Maximilian de Clara    Geert R. Kersten    Alexander G. Esterhazy
               Peter R. Young         Bruno Baillavoine

The Board of Directors  recommends you vote FOR the following proposals:

(2) To approve the adoption of CEL-SCI's 2015 Non-Qualified Stock Option Plan which provides that up to 2,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Non-Qualified Stock Option Plan.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(3) To approve the adoption of CEL-SCI's 2015 Stock Bonus Plan which provides that up to 2,000,000 shares of common stock may be issued pursuant to the Stock Bonus Plan.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(4) To approve the adoption of CEL-SCI's 2015 Stock Compensation Plan which provides that up to 2,000,000 restricted shares of CEL-SCI's common stock may be issued pursuant to the Plan.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(5)  To approve a proposal to extend our Shareholder Rights Plan.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(6) To ratify the appointment of BDO USA, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2015.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN


To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.


   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES TO THE BOARD OF DIRECTORS AND ITEMS 2 THROUGH 6.

Directions to the Annual Meeting can be found at www.cel-sci.com/annual_meeting ..html.

                                          Dated this ____ day of _____, 2015.


                                                 --------------------
                                                     (Signature)


                                                 --------------------
                                                     (Signature)

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

           Send the proxy statement by regular mail, email, or fax to:

                               CEL-SCI Corporation
                              Attn: Gavin de Windt
                             8229 Boone Blvd., #802
                                Vienna, VA 22182
                               Phone: 703-506-9460
                                Fax: 703-506-9471
                           Email: gdewindt@cel-sci.com

IMPORTANT ANNUAL STOCKHOLDERS' MEETING INFORMATION -- YOUR VOTE COUNTS!


Stockholder Meeting Notice

     Important Notice Regarding the Availability of Proxy Materials for the


       CEL-SCI Corporation Stockholder Meeting to be Held on June 22, 2015.

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, annual report and letter to shareholders are available at:

                           www.envisionreports.com/CVM

               Easy Online Access -- A Convenient Way to View Proxy Materials and Vote

               When you go online to view materials, you can also vote your shares.

               Step 1: Go to www.envisionreports.com/CVM to view the materials.

               Step 2: Click on Cast Your Vote or Request Materials.

               Step 3: Follow the instructions on the screen to log in.

               Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

     Obtaining a Copy of the Proxy Materials - If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 8, 2015 to facilitate timely delivery.

Stockholder Meeting Notice

         CEL-SCI Corporation's Annual Meeting of Stockholders will be held at 4820-C Seton Drive, Baltimore, MD 21215, on June 22, 2015, at 10:30 a.m. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR the following:

     (1) To elect the persons who shall constitute CEL-SCI's Board of Directors for the ensuing year.

    The Board of Directors recommends you vote FOR the following proposals:

     (2) To approve the adoption of CEL-SCI's 2015 Non-Qualified Stock Option Plan which provides that up to 2,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Non-Qualified Stock Option Plan.

     (3) To approve the adoption of CEL-SCI's 2015 Stock Bonus Plan which provides that up to 2,000,000 shares of common stock may be issued to persons granted stock bonuses pursuant to the Stock Bonus Plan.

     (4) To approve the adoption of CEL-SCI's 2015 Stock Compensation Plan which provides that up to 2,000,000 restricted shares of CEL-SCI's common stock may be issued pursuant to the plan.

     (5)  To approve a proposal to extend CEL-SCI's Shareholder Rights Plan.


     (6) To ratify the appointment of BDO USA, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2015.

         To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions   to  attend   the   meeting   can  be  found  on  our   website   at
http://www.cel-sci.com/annual_meeting.html.

------------------------------------------------------------------------------

             Here's how to order a copy of the proxy materials and select a future delivery preference:

          Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

          Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

          If you request an email copy of current materials you will receive an email with a link to the materials.

          PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

             _ Internet - Go to www.envisionreports.com/CVM. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

             _ Telephone - Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

             _ Email - Send email to investorvote@computershare.com with "Proxy Materials CEL-SCI Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.